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                                                                   Exhibit 99.2

                        REPORT OF INDEPENDENT ACCOUNTANTS


November 25, 1996

To the Board of Directors
of The MacLeod Group

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of The MacLeod Group and its subsidiaries at June 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


  /s/ Price Waterhouse LLP